Exhibit 21.1
SIGNIFICANT SUBSIDIARIES OF CHIPOTLE MEXICAN GRILL, INC.
Following is a list of subsidiaries of Chipotle Mexican Grill, Inc., excluding certain subsidiaries that, in the aggregate as a single subsidiary, do not constitute a significant subsidiary.

Subsidiary Name	Jurisdiction of Formation
Chipotle Mexican Grill Canada Corp.	Nova Scotia, Canada
Chipotle Mexican Grill France SAS	France
Chipotle Mexican Grill Germany GMBH	Germany
Chipotle Mexican Grill of Berwyn Heights, LLC	Maryland
Chipotle Mexican Grill of Colorado, LLC	Colorado
Chipotle Mexican Grill of Kansas, LLC	Kansas
Chipotle Mexican Grill of Maryland, LLC	Maryland
Chipotle Mexican Grill Texas Holdings, LLC	Colorado
Chipotle Mexican Grill U.S. Finance Co., LLC	Colorado
Chipotle Mexican Grill UK Limited	United Kingdom
Chipotle Services, LLC	Colorado
Chipotle Ventures, LLC	Delaware
CMG Concessions, LLC	Colorado
CMG Licensing, LLC	Delaware
CMG of Prince Georges, LLC	Maryland
CMG Pepper, LLC	Colorado
CMG Strategy Co., LLC	Colorado
CMGGC, LLC	Florida
EMEA Tortilla, Ltd.	United Kingdom
N793WF Lease, LLC	New Jersey
PL Restaurant LLC	Colorado